                                                                     EXHIBIT 2.3


                    STOCKHOLDERS VOTING AGREEMENT AND PROXY

         STOCKHOLDERS VOTING AGREEMENT AND PROXY, dated as of June 26, 1998 (this "Agreement"), by and among AT&T Wireless Services, Inc., a Delaware corporation ("Wireless"), and the stockholders identified on Annex A hereto (each, an "MC Stockholder" and collectively, the "MC Stockholders") of Metrocall, Inc., a Delaware corporation ("MC").

         WHEREAS, MC and Wireless have entered into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), pursuant to which Wireless and certain of its affiliates have agreed to sell their paging and messaging business and a 50KHz/50KHz Narrowband Personal Communications Service license to MC upon the terms and subject to the conditions set forth therein (the "Transaction");

         WHEREAS, as of the date hereof, each of the MC Stockholders is the beneficial owner of, and has the sole right to vote and dispose of, the number of shares (the "Owned Shares") of the common stock, par value $.01 per share, of MC (the "MC Shares") which is set forth opposite such MC Stockholder's name in Annex A;

         WHEREAS, the issuance of Series C Convertible Preferred Stock of MC as part of the consideration for the Transaction (the "Convertible Preferred Stock") will be subject to approval by MC's stockholders; and

         WHEREAS, as a condition to its willingness to enter into the Stock Purchase Agreement, Wireless has required that each of the MC Stockholders agree to vote their Owned Shares as described herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

         1. Representation and Warranty of the MC Stockholders. Each of the MC Stockholders, individually and not jointly, represents and warrants to Wireless with respect to itself that:

                 (a) such MC Stockholder is the beneficial owner of the number of MC Shares set forth opposite such MC Stockholder's name under the column "Total Shares" in Annex A hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options (other than pledges pursuant to commercially customary brokers margin accounts) or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Owned Shares), other than those arising under the Securities Act of 1933, as amended, and applicable state securities laws;

                 (b) other than the MC Shares set forth by such MC Stockholder's name in Annex A hereto as "Total Shares," such MC Stockholder does not own, of record or beneficially, any MC Shares;
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                 (c)      this Agreement has been duly authorized by all
necessary action on the part of such MC Stockholder, has been duly executed by such MC Stockholder and constitutes a valid and binding agreement of such stockholder enforceable against such stockholder in accordance with its terms; and

                 (d) neither the execution and delivery of this Agreement by such MC Stockholder nor the consummation of the transactions contemplated hereby will (i) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or other person or (ii) conflict with or result in any breach or violation of any provision of any charter, by-law or agreement to which such MC Stockholder is a party or by which it or he or she is bound.

         2. Agreement to Vote or Consent. Each MC Stockholder hereby agrees to attend the meeting of stockholders of MC to be called pursuant to
Section 6.5 of the Stock Purchase Agreement (including any adjournment or adjournments thereof) ("MC Meeting"), in person or by proxy, and to vote, or cause to be voted (or, if the stockholders of MC act by written consent, to consent in writing, or cause to consent in writing, with respect to) all MC Shares, whether issued heretofore or hereafter, that such MC Stockholder owns or has the right to vote or consent: (a) in favor of the issuance of the Convertible Preferred Stock in the Transaction and (b) in favor of a proposed amendment to the Amended and Restated Certificate of Incorporation of MC, as amended, to increase the authorized number of MC Shares to 100,000,000.

         3. Proxy. To secure each MC Stockholder's commitments set forth in Section 2, each MC Stockholder constitutes and appoints Wireless or its officers, and each of them, with full power of substitution, to be its true and lawful proxy and attorney-in-fact from the date hereof until conclusion of the MC Meeting (including any adjournment or adjournments thereof) to vote all MC Shares then beneficially owned by such MC Stockholder in accordance with
Section 2. This proxy shall be deemed coupled with an interest, and is irrevocable during the term of this Agreement and will survive the death, incompetency and disability of any MC Stockholder who is an individual and will survive the merger, liquidation, dissolution or other termination of any MC Stockholder that is an entity.

         4. Revocation of Proxies and Consents. To the extent inconsistent with Section 2 hereof, each MC Stockholder hereby revokes any and all previous proxies or written consents with respect to such MC Stockholder's Owned Shares.

         5. Transfer. From the date hereof until the first to occur of the closing of the Transaction or the termination of the Stock Purchase Agreement, no MC Stockholder will, directly or indirectly, sell, transfer, pledge (other than pledges pursuant to commercially customary brokers margin accounts) or otherwise dispose of, any Owned Shares (collectively, a "Transfer") to any person other than Wireless or its designee, or grant an option with respect to any of the foregoing, or enter into any other agreement or arrangement with respect to any of the foregoing, unless such Owned Shares remain subject to the MC Stockholder's obligations hereunder in the hands of any transferee, provided, that nothing in this Agreement shall preclude



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the MC Stockholder from transferring that number of MC Shares in excess of the number of Owned Shares free and clear of any obligations hereunder.

         6. Specific Enforcement. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable, in addition to any other remedy which may be available at law or in equity.

         7. Termination. This Agreement shall terminate on the earliest of (i) the conclusion of the MC Meeting (including any adjournment thereof),
(ii) the agreement of the parties hereto to terminate this Agreement, or (iii) termination of the Stock Purchase Agreement, but in any event shall terminate no later than nine (9) months from the date of the Stock Purchase Agreement.

         8. Successors and Assigns. This Agreement shall not be assigned, except by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         9. Scope of Agreement. Nothing in this Agreement shall, is intended to, or shall be construed to, limit or in any way restrict the ability of any MC Stockholder to act in such MC Stockholder's capacity as an officer or director of MC or to exercise or carry out such MC Stockholder's fiduciary duties as an officer or director of MC, so long as such MC Stockholder fulfills his obligations under this Agreement.

         10. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally or by nationally recognized overnight courier service, or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         If to Wireless, to both:

         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention: Michael Waks, Director, Mergers and Acquisitions Facsimile Number: (908) 221-2150

         and





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
         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention:  Marilyn Wasser, Esq.
         Facsimile Number:  (908) 221-4408

         With copies (which shall not constitute notice) to:

         AT&T Wireless Services, Inc.
         Suite 200
         110 110th Avenue, N.E.
         Bellevue, Washington  98004
         Attn:  Michael C. Schwartz, Esq.
         Facsimile Number:  (425) 990-4634

         and

         Frank C. Woodruff
         Graham & James LLP/Riddell Williams P.S.
         Suite 4500
         1001 Fourth Avenue Plaza
         Seattle, Washington  98154
         Facsimile Number:  (206) 389-1708

         If to the MC Stockholders, to:

         c/o Wilmer, Cutler & Pickering
         2445 M Street, N.W.
         Washington, D.C. 20037-1420
         Attention:  George P. Stamas and Thomas W. White
         Telecopier No.:  (202) 663-6363

         11. Amendments. This Agreement may not be amended, changed supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Wireless and each MC Stockholder.

         12. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

         13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the





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
economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         14. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                           [Execution Page Following]





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
         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the MC Stockholders and a duly authorized officer of Wireless on the day and year first written above.

                          AT&T WIRELESS SERVICES, INC.

                               /s/ DAVID J. PESTER
                          By:  ---------------------------
                               Name: David J. Pester
                               Title: Authorized Signatory





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



                                    ANNEX A

                                MC STOCKHOLDERS

                                           Number of                           Total
     Name and Signature                   Owned Shares                        Shares
     ------------------                   ------------                        ------
/s/ RONALD V. APRAHAMIAN
--------------------------                70,000                              70,000
Ronald V. Aprahamian


/s/ HARRY L. BROCK, JR.
--------------------------             3,545,200                           3,545,200
Harry L. Brock, Jr.


/s/ SUZANNE S. BROCK
--------------------------               200,000                             200,000
Suzanne S. Brock


/s/ WILLIAM L. COLLINS, III
--------------------------               300,000                             339,956
William L. Collins, III


/s/ MAX D. HOPPER
--------------------------                 9,000                               9,000
Max D. Hopper


/s/ RICHARD M. JOHNSTON
--------------------------                   305                                 305
Richard M. Johnston


/s/ EDWARD E. JUNGERMAN
--------------------------                   900                                 900
Edward E. Jungerman

                                    ANNEX A

                                MC STOCKHOLDERS


                                           Number of                           Total
     Name and Signature                   Owned Shares                        Shares
     ------------------                   ------------                        ------
/s/ JACKIE R. KIMZEY
--------------------------                39,765                              39,765
Jackie R. Kimzey


/s/ FRANCIS A. MARTIN, III
--------------------------                50,000                              50,000
Francis A. Martin, III


/s/ RYAL POPPA
--------------------------                10,000                              10,000
Ryal Poppa


/s/ RAY RUSSENBERGER
--------------------------             1,900,000*                          2,151,107
Ray Russenberger


/s/ ELLIOT H. SINGER
--------------------------               865,763                             865,763
Elliot H. Singer


/s/ ROYCE R. YUDKOFF
--------------------------                12,061                              12,061
Royce R. Yudkoff

* Approximately 250,000 shares are subject to stock options previously granted by Mr. Russenberger.

                                    ANNEX A

                                MC STOCKHOLDERS


                                           Number of                  Number of
     Name and Signature                   Owned Shares               Owned Shares
     ------------------                   ------------               ------------
UBS CAPITAL LLC                                                           970,365



By:  /s/ MICHAEL GREENE
   --------------------------
   Name: Michael Greene
   Its: Partner


By:
   --------------------------
   Name:
   Its:


WILMINGTON SECURITIES, INC.                                             1,154,185



By:  /s/ ANDREW H. MCQUARRIE
   --------------------------
   Name: Andrew H. McQuarrie
   Its: Vice President


JULIET CHALLENGER, INC.                                                   644,366



By: /s/ ANDREW H. MCQUARRIE
   --------------------------
   Name: Andrew H. McQuarrie
   Its: Vice President

                                    ANNEX A

                                MC STOCKHOLDERS


                                                            Number of
     Name and Signature                                    Owned Shares
     ------------------                                    ------------
C.G. Grefenstette and Thomas G.                             14,130
Bigley, Trustees U/A/T Dated
8/28/68 for Juliet Lea Hillman

C.G. Grefenstette and Thomas G.                             14,130
Bigley, Trustees U/A/T Dated
8/28/68 for Audrey Hilliard
Hillman

C.G. Grefenstette and Thomas G.                             14,130
Bigley, Trustees U/A/T Dated
8/28/68 for Henry Lea
Hillman, Jr.

C.G. Grefenstette and Thomas G.                             14,130
Bigley, Trustees U/A/T Dated
8/28/68 for William Talbott
Hillman



By: /s/ C.G. GREFENSTETTE
   ---------------------------
    C.G. Grefenstette, Trustee


By: /s/ THOMAS G. BIGLEY
   --------------------------
    Thomas G. Bigley, Trustee

                                    ANNEX A

                                MC STOCKHOLDERS





                                                                 Number of
     Name and Signature                                        Owned Shares
     ------------------                                        ------------
Henry L. Hillman, Elsie Hilliard                               166,028
Hillman and C.G. Grefenstette,
Trustees of the Henry L. Hillman
Trust U/A Dated November 18, 1985



By: /s/ C.G. GREFENSTETTE
   ---------------------------
    C.G. Grefenstette, Trustee